Exhibit 99.28(i)

Arthur Don

Tel. 312.456.8438

Fax 312.899.0370

dona@gtlaw.com

ALBANY
AMSTERDAM
ATLANTA
AUSTIN
BOSTON
CHICAGO
DALLAS
DELAWARE
DENVER
FORT LAUDERDALE
HOUSTON
LAS VEGAS
LONDON*
LOS ANGELES
MEXICO CITY+
MIAMI
MILAN**
NEW JERSEY
NEW YORK
ORANGE COUNTY
ORLANDO
PALM BEACH COUNTY
PHILADELPHIA
PHOENIX
ROME**
SACRAMENTO
SAN FRANCISCO
SHANGHAI
SILICON VALLEY
TALLAHASSEE
TAMPA
TEL AVIV^
TYSONS CORNER
WARSAW~
WASHINGTON, D.C.
WHITE PLAINS

* OPERATES AS GREENBERG TRAURIG MAHER LLP
+ OPERATES AS GREENBERG TRAURIG, S.C.
^ A BRANCH OF GREENBERG TRAURIG, P.A. FLORIDA, USA
~ OPERATES AS GREENBERG TRAURIG GRZESIAK sp.k.
* * STRATEGIC ALLIANCE

October 26, 2012

IronBridge Funds, Inc.

One Parkview Plaza

Suite 700

Oakbrook Terrace, Illinois 60181

Re:                               Status of the Shares registered pursuant to the Registration Statement (each as defined below)

Dear Ladies and Gentlemen:

                We have acted as counsel to IronBridge Funds, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), of an indefinite number of shares of beneficial interest (the “Shares”) of the series of the Company designated the IronBridge Small Cap Fund (the “Small Cap Fund”), the IronBridge SMID Cap Fund (the “SMID Cap Fund”), the IronBridge Global Fund (the “Global Fund”), the IronBridge Large Cap Fund (the “Large Cap Fund”), the IronBridge Horizon Fund (the “Horizon Fund”) and the IronBridge Skyline Fund (the “Skyline Fund” and, together with the Small Cap Fund, SMID Cap Fund, Global Fund, Large Cap Fund and Horizon Fund, the “Funds”) by filing with the U.S. Securities and Exchange Commission (the “SEC”) the Company’s registration statement on Form N-1A, Registration No. 333-165633 under the 1933 Act (as amended to date, including by post-effective amendment no. 7 thereto, the “1933 Act Registration Statement”).  We have also acted as counsel for the Company in connection with the registration under the Investment Company Act of 1940, as amended (the “1940 Act”), of the Shares by filing with the SEC the Company’s registration statement on Form N-1A, Registration No. 811-22397 under the 1940 Act (as amended to date, including by amendment no. 9 thereto, and collectively with the 1933 Act Registration Statement, the “Registration Statement”).

In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates of officers of the Company and of public officials, and other papers as we have deemed it necessary to examine for the purpose of this opinion, including the Articles of Incorporation and Bylaws of the Company, as the same may have been amended or otherwise supplemented (the “Governing Documents”), actions of the

GREENBERG TRAURIG, LLP•ATTORNEYS AT LAW•WWW.GTLAW.COM

77 West Wacker Drive, Suite 3100•Chicago, Illinois•Tel 312.456.8400•Fax 312.456.8435

Board of Directors of the Company authorizing the issuance of the Shares and the Registration Statement.

Among other things, the Registration Statement is deemed to register the Shares pursuant to Rule 24f-2 under the 1940 Act.  You have advised us that the Company will, from year to year as required, timely file a notice pursuant to Rule 24f-2 perfecting the registration of the Shares sold by the Company during each fiscal year during which such registration of an indefinite number of Shares remains in effect.  You have also informed us that the Shares will be sold in accordance with Section 5(b) of the 1933 Act.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company.  We express no opinion with respect to any other laws, and we note that we do not undertake to advise you of any changes in law or circumstances that may come to our attention in the future.

Based upon and subject to the foregoing, we are of the opinion that upon the issuance and delivery of the Shares of each Fund in accordance with the Governing Documents and the actions of the Board of Directors authorizing the issuance of the Shares, and upon the receipt by the Company of the authorized consideration therefor, the Shares so issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the SEC in connection with and as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement.  In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP